Exhibit 10.1

Execution Version

SECOND AMENDMENT TO REVOLVING NOTE

AND CASH SUBORDINATION AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING NOTE AND CASH SUBORDINATION AGREEMENT (this “Amendment”), is made and entered into as of February 27, 2015, by and among WILLIS SECURITIES, INC., a Delaware corporation (the “Broker/Dealer”), the several banks and other financial institutions from time to time party to the Credit Agreement referred to below (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Broker/Dealer, the Lenders and the Administrative Agent are parties to a certain Revolving Note and Cash Subordination Agreement, dated as of March 3, 2014, as amended by that certain First Amendment to Revolving Note and Cash Subordination Agreement, dated as of April 28, 2014 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Broker/Dealer;

WHEREAS, the Broker/Dealer has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement concurrently with the amendment of the credit facilities of Trinity Acquisition Limited, a private limited company organized under the laws of England and Wales and an indirect parent of the Broker/Dealer (“Trinity”), pursuant to that certain Second Amendment to Credit Agreement, dated as of the date hereof (the “Trinity Amendment”), by and among Trinity, Willis Group Holdings Public Limited Company, the other guarantors party thereto, the lenders party thereto and Barclays Bank plc, as administrative agent, and subject to the terms and conditions hereof, the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Broker/Dealer, the Lenders and the Administrative Agent agree as follows:

1. Amendments.

(a) Section 1(a) of the Credit Agreement is hereby amended by replacing such section in its entirety with the following:

(a) Subject to the terms and conditions hereinafter set forth, each Lender severally agrees that from time to time between the date first written above and the 28th day of April, 2016 (the “Credit Period”) it will lend to the Broker/Dealer, in Dollars, Euros, Yen or, solely if agreed to by each Lender, any other currency (“Agreed Other Currency”), as requested, its pro rata share (as determined based on the “Commitment Schedule” attached as part of Rider A (the “Commitment Schedule”)) of sums of money on a revolving basis (each an “Advance”, collectively “Advances”), provided, such pro rata share shall not exceed the Dollar Equivalent of such Lender’s “Commitment” (as set forth in the Commitment Schedule (each a “Commitment”)) and provided further, such sums of money, in the aggregate principal amount outstanding on the date of any Advance, shall not exceed the sum of (1) the Dollar Equivalent of $400,000,000 plus (2) the amount of any increase in accordance with Section 5(a) of Rider A to this Agreement minus (3) an amount equal to 3% of the Dollar Equivalent of the sum of the aggregate principal amount of outstanding Foreign Currency Loans after giving effect to such Advance (such sum, the “Credit Line” or “Commitment Amount”).

(b) Section 1(b) of the Credit Agreement is hereby amended by replacing such section in its entirety with the following:

(b) During the Credit Period, the Broker/Dealer may utilize the Credit Line (as then in effect) by borrowing and/or prepaying outstanding Advances, in whole or in part, and reborrowing, all in accordance with the terms and provisions hereof. Each Advance shall be in the aggregate amount of the Dollar Equivalent of $5,000,000 or integral multiples thereof.

(c) Section 1(c) of the Credit Agreement is hereby amended by replacing the reference to “28th day of April, 2016.” with “28th day of April, 2017”;

(d) Section 1(e) of the Credit Agreement is hereby amended by replacing such section in its entirety with the following:

(e) Whenever the Broker/Dealer desires to utilize the Credit Line, it shall so notify Administrative Agent by telephone or any agreed upon electronic method specifying the amount of the Advance, the date on which each such Advance is to be made, and if such Advance is to be a Foreign Currency Loan, whether such Foreign Currency Loan is requested to be made in Euros, Yen or an Agreed Other Currency (in which case, specifying such currency). Such notice will also be given and confirmed in writing, to FINRA. Notice shall, at a minimum, identify (i) the date and amount of the proposed Advance, (ii) if such Advance is to be a Foreign Currency Loan, whether such Advance is to be made in Euros, Yen or an Agreed Other Currency (in which case, specifying such currency), (iii) the aggregate amount of outstanding Advances and the Dollar Equivalent of outstanding Foreign Currency Loans, and (iv) if the Advance is to be used to repay, in whole or in part, outstanding Advances, the amount and maturity of such Advance(s).

(e) Section 7(a) of the Credit Agreement is hereby amended by replacing “28th day of April, 2014” with “27th day of February, 2015”.

(f) Section 7(d) of the Credit Agreement is hereby amended by replacing (x) “$5,000,000” in clause (ii) thereof with “Dollar Equivalent of $5,000,000” and (y) “$50,000,000” in clause (iv) thereof with “Dollar Equivalent of $50,000,000”.

(g) The introductory paragraph of Rider A to the Credit Agreement appearing immediately prior to Section 1 thereof is hereby amended by adding the following after the last sentence:

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

(h) Section 1 of Rider A to the Credit Agreement is hereby amended by replacing the definitions of “Business Day”, “Eurocurrency Rate” and “Material Indebtedness” in their entirety with the following:

“Business Day” means (i) any day excluding Saturday, Sunday or any other day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by Law to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Eurocurrency Rate or any Eurocurrency Rate Advances, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollars, Euro, Yen or the applicable Agreed Other Currency deposits in the London interbank market, as applicable.

“Eurocurrency Rate” means, with respect to each Interest Period for a Eurocurrency Rate Advance, the greater of (a) 0% and (b) the rate per annum appearing on the Reuters Screen LIBOR01 page (or any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page, as determined in good faith by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period, for deposits in the applicable currency with a maturity comparable to such Interest Period; provided, however, that if the rate referred to in clause (b) above is not available at any such time for any reason, then the rate referred to in clause (b) above shall instead be the interest rate per annum, as determined in good faith by the Administrative Agent, to be the average (rounded to the nearest 1/16th of 1%) of the rates per annum at which deposits in the applicable currency in an amount equal to the amount of such Eurocurrency Rate Advance are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time), two (2) Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period.

“Material Indebtedness” means any Indebtedness (other than the Advances) of any one or more of the Broker/Dealer and its Subsidiaries in an aggregate principal amount exceeding the Dollar Equivalent of $5,000,000.

(i) Section 1 of Rider A to the Credit Agreement is hereby amended by adding each of the following new definitions in appropriate alphabetical order:

“Dollar Equivalent” of any amount means, at the time of determination thereof (determined in respect of the most recent Revaluation Date or other relevant date of determination): (a) if such amount is expressed in Dollars, such amount; (b) if such amount is expressed in Euros, the equivalent of such amount in Dollars determined by using the rate of exchange quoted by the Agent at 11:00 a.m. on the date of determination (or, if such date is not a Business Day, the last Business Day prior thereto) to prime banks in New York for the spot purchase in the New York currency exchange market of such amount of Dollars with Euros; (c) if such amount is expressed in Yen, the equivalent of such amount in Dollars determined by using the rate of exchange quoted by Agent at 11:00 a.m. on the date of determination (or, if such date is not a Business Day, the last Business Day prior thereto) to prime banks in New York for the spot purchase in the New York currency exchange market of such amount of Dollars with Yen; and (d) if such amount is expressed in an Agreed Other Currency, the equivalent of such amount in Dollars determined by using the rate of exchange quoted by Agent at 11:00 a.m. on the date of determination (or, if such date is not a Business Day, the last Business Day prior thereto) to prime banks in New York for the spot purchase in the New York currency exchange market of such amount of Dollars with such Agreed Other Currency.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union (Official Journal C 191, July 29, 1992).

“EMU Legislation” means the legislative measures of the European Council (including, without limitation, European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of EMU.

“Euro” means the single currency of Participating Member States of the European Union.

“Foreign Currency Loan” means an Advance made in Yen, Euro or an Agreed Other Currency.

“Participating Member State” means each country so described in any EMU Legislation.

“Revaluation Date” means each of the following: (a) the date of each Advance made in Yen, Euro or an Agreed Other Currency, (b) each date of a continuation of an Advance made in Yen, Euro or an Agreed Other Currency, (c) the last day of each fiscal quarter and (d) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require, at any time when any Event of Acceleration, Event of Default or Funding Blockage Event has occurred and is continuing; provided that with respect to any Advance in Yen, Euro or an Agreed Other Currency made for the purpose of a securities offering transaction, no Revaluation Date shall occur with respect to such Advance between the date of pricing and the date of settlement (inclusive) of such securities offering.

“Yen” or “¥” refers to the lawful currency of Japan.

(j) Section 2(a) of Rider A to the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

(a) Advances may be Base Rate Advances or Eurocurrency Rate Advances, provided that all Foreign Currency Loans shall be Eurocurrency Rate Advances. Any Borrowing Request must be received in writing (appropriately completed and signed by a Responsible Officer of the Broker/Dealer and confirmed by signature of a Responsible Officer of Parent)) by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of (A) any borrowing of, conversion to or continuation of Eurocurrency Rate Advances or (B) any conversion of Eurocurrency Rate Advances to Base Rate Advances and (ii) one Business Day prior to the requested date of any borrowing of Base Rate Advances. Such notice shall also include (i) whether the Broker/Dealer is requesting an Advance, a conversion of an Advance or Advances from one Type to the other, or a continuation of a Eurocurrency Rate Advance or Advances, (ii) the requested date of the Advance, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of the Advance or Advances to be borrowed, converted or continued, (iv) the Type of Advance to be borrowed or to which the existing Advance or Advances are to be converted, (v) the requested currency of the Advance and (vi) if applicable, the duration of the Interest Period with respect thereto. If the Broker/Dealer fails to specify a Type of Advance in a Borrowing Request or if the Broker/Dealer fails to give a timely notice requesting a conversion or continuation, then the applicable Advances shall be made or continued, as applicable, as Eurocurrency Rate Advances with an Interest Period of one month. Any automatic conversion to Base Rate Advances or continuation as Eurocurrency Rate Advances shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Advances. If the Broker/Dealer requests a borrowing of, conversion to, or continuation of Eurocurrency Rate Advances in any such Borrowing Request, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(k) Section 2(b) of Rider A to the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

(b) Following receipt of a Borrowing Request, the Administrative Agent shall promptly notify each Lender of the amount of its pro rata share of the applicable Advance, and if no timely notice of a conversion or continuation is provided by the Broker/Dealer, the Administrative Agent shall notify each Lender of the details of any automatic continuation as Eurocurrency Rate Advance with an Interest Period of one month, in each case as described in the preceding subsection. Each Lender shall make the amount of its pro rata share of the Advance available to the Administrative Agent in immediately available funds in the requested currency at the Administrative Agent’s Office not later than 11:00 a.m. on the Business Day specified in the applicable Borrowing Request. Upon satisfaction of the applicable conditions set forth in Section 14 (and, if such Advance is the initial Advance, Section 13), the Administrative Agent shall make all funds so received available to the Broker/Dealer either by (i) crediting the account of the Broker/Dealer on the books of SunTrust Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Broker/Dealer.

(l) Section 2 of Rider A to the Credit Agreement is hereby amended by adding the following new subsection (e) thereto:

(e) In the event that on any Revaluation Date, the Dollar Equivalent of the sum of the aggregate principal amount of outstanding Advances (including Foreign Currency Loans) is more than 103% of the Commitment Amount, the Broker/Dealer shall, subject to the conditions set forth in Paragraph 5 of the Agreement, within 5 Business Days of receipt of notice from the Administrative Agent, be required to request approval from FINRA to repay the Advances in an amount sufficient to reduce the amount of the Advances outstanding on the date of such notice to an amount equal to or less than the Commitment Amount.

(l) Section 3(d) of Rider A to the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

(d) The Broker/Dealer shall pay to the Administrative Agent for the account of each Lender in accordance with its pro rata share of the Commitment Amount, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Commitment Amount exceeds the Dollar Equivalent of the outstanding amount of Advances, subject to adjustment as provided in Section 6. The commitment fees set forth above shall accrue at all times during the Credit Period, including at any time during which one or more of the conditions in Sections 13 and 14 is not met, and shall be due and payable in Dollars quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after March 3, 2014, and on the last day of the Credit Period. The commitment fees set forth above shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(m) Section 4 of Rider A to the Credit Agreement is hereby amended by adding the following new subsections (h):

(h) Unless otherwise stated herein to the contrary, each provision in this Agreement relating to payments to be made by the Broker/Dealer on account of principal, interest and fees which requires payment in Dollars, shall be deemed to mean (i) in the case of Advances or other amounts denominated in Dollars, payment in Dollars, (ii) in the case of Advances or other amounts denominated in Euros, payment in Euros, (iii) in the case of Advances or other amounts denominated in Yen, payment in Yen, and (iv) in the case of Advances or other amounts denominated in an Agreed Other Currency, payment in such Agreed Other Currency.

(n) Section 5(a) of Rider A to the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

(a) Provided there exists no Event of Default, Event of Acceleration or Funding Blockage Event and subject to the approval of FINRA, upon notice to the Administrative Agent (which shall promptly notify the applicable Lenders), the Broker/Dealer may from time to time request the establishment of one or more new revolving commitments (a “New Credit Line Commitment”) hereunder, in an aggregate amount for all such New Credit Line Commitments from and after the date hereof not in excess of the Dollar Equivalent of $100,000,000; provided that any New Credit Line Commitment shall be in a minimum principal amount of the Dollar Equivalent of $50,000,000 or a whole increment of the Dollar Equivalent of $5,000,000 in excess thereof. The Broker/Dealer (in consultation with the Administrative Agent) shall specify in such notice (i) the principal amount of the requested New Credit Line Commitment and (ii) the date (the “Increase Effective Date”) on which the Broker/Dealer proposes that such New Credit Line Commitment shall be effective (which shall in no event be less than fifteen Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent at least five Business Days prior to the Increase Effective Date whether or not it agrees to provide a portion of the requested New Credit Line Commitment (and, if so, the principal amount it proposes to provide). Notwithstanding anything herein to the contrary, no Lender shall have any obligation to provide any portion of the requested New Credit Line Commitment and any election to do so shall be in the sole discretion of such Lender. Any Lender not responding by 5:00 p.m. (New York City time) on the date five Business Days prior to the Increase Effective Date shall be deemed to have declined to provide any portion of the requested New Credit Line Commitment. The Administrative Agent shall notify the Broker/Dealer of the Lenders’ responses to the requested New Credit Line Commitment. To achieve the full amount of a requested New Credit Line Commitment and subject to the consent of the Administrative Agent and FINRA pursuant to Section 32, the Broker/Dealer may also invite additional Eligible Assignees (which for the avoidance of doubt are not already Lenders) to become Lenders. The Administrative Agent and the Broker/Dealer shall determine the final allocation of the requested New Credit Line Commitment; provided that the Broker/Dealer shall not be required to allocate any portion of such New Credit Line Commitment to existing Lenders. The Administrative Agent shall promptly notify the applicable Lenders of the final allocation of the requested New Credit Line Commitment.

(o) Section 7(c)(i) of Rider A to the Credit Agreement is hereby amended by adding the following proviso to the end of the first sentence thereof:

; provided that such Lender or Administrative Agent demands such indemnification within 180 days beginning on the earlier of the date such Lender receives written notice of the assertion or assessment of such tax or the date such Lender or Administrative Agent pays such Indemnified Taxes or Other Taxes

(p) Section 7(f) of Rider A to the Credit Agreement is hereby amended by adding the following sentence after the second sentence thereof:

If the Lender, Administrative Agent or the Broker/Dealer determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the Administrative Agent or the relevant Lender, as applicable, shall use commercially reasonable efforts to cooperate with the Broker/Dealer in a reasonable challenge of such Taxes if so requested by the Broker/Dealer; provided that (a) the Administrative Agent or such Lender determines in its reasonable discretion that it would not be subject to any unreimbursed third party cost or expense, (b) the Broker/Dealer pays all related expenses of the Administrative Agent or such Lender, as applicable and (c) the Broker/Dealer indemnifies the Administrative Agent or such Lender, as applicable, for any liabilities or other costs incurred by such party in connection with such challenge. The Administrative Agent or a Lender shall claim any refund that it determines is reasonably available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim.

(q) Section 14 of Rider A to the Credit Agreement is hereby amended by adding the following new subsection (e) thereto:

(e) After giving effect to the Borrowing Request, the Dollar Equivalent of the aggregate principal amount of all Advances outstanding at any one time, shall not exceed the Commitment Amount.

(r) Section 17(e) of Rider A to the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

(e) The Broker/Dealer will not create, incur, assume or permit to exist any Indebtedness (including pursuant to any Guarantee of Indebtedness of the Parent or another Subsidiary) except (w) Indebtedness created pursuant to this Agreement, (x) existing on the date hereof and to the extent having a principal amount in excess of $500,000 set forth on Schedule 17 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof, (y) other subordinated unsecured Indebtedness of the Broker/Dealer in an aggregate principal amount not to exceed the Dollar Equivalent of $5,000,000 at any time outstanding and (z) temporary loans in a principal aggregate amount not to exceed the Dollar Equivalent of $400,000,000 at any time outstanding made by Willis North America, Inc. or any other Affiliate of the Company which loans are direct or indirect proceeds of borrowings under that certain

Credit Agreement, dated as of December 16, 2011 (as amended, restated, supplemented or otherwise modified from time to time); provided, that for purposes of calculating the Dollar Equivalent of any Indebtedness in a currency other than Dollars under this clause (e), the date of determination shall be the date of incurrence of such Indebtedness.

(s) The Credit Agreement’s Exhibit C is hereby replaced in its entirety with the Form of Borrowing Request attached hereto as Exhibit A.

2. Consent. The Administrative Agent and the Lenders hereby consent to the Trinity Amendment. Notwithstanding the foregoing, each party hereto acknowledges and agrees that (i) the Administrative Agent and the Lenders are not required by the terms of the Credit Agreement or any other Loan Document to consent to the Trinity Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of the Administrative Agent or the Lenders to any future amendments to the Trinity credit facilities. The parties hereto agree that the consent set forth in this Section 2 (the “Consent”) shall be limited to the precise meaning of the words written herein and shall not be deemed (i) to be a consent to or modification of any other term or condition contained in the Credit Agreement or the Loan Documents or (ii) to prejudice any right or remedy that the Administrative Agent or any Lender may now have or may in the future have under or in connection with the Credit Agreement or any Loan Document other than with respect to the matters for which the Consent has been provided. Other than as described herein, the Consent shall not alter, affect, release or prejudice in any way any of the Broker/Dealer’s Obligations under the Credit Agreement or any Loan Document. The Consent shall not be construed as establishing a course of conduct on the part of the Administrative Agent or Lenders upon which the Broker/Dealer may rely at any time in the future.

3. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Broker/Dealer shall have no rights under this Amendment, until the Trinity Amendment shall become effective substantially contemporaneously with the effectiveness of this Amendment and the Administrative Agent shall have received (i) such fees as the Broker/Dealer has previously agreed to pay the Administrative Agent, any of its affiliates or the Lenders in connection with this Amendment, (ii) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent) to the extent invoiced prior to the date hereof, and (iii) each of the following documents:

(a) executed counterparts to this Amendment from the Broker/Dealer and the Lenders;

(b) amended and restated (if applicable) Revolving Notes in the form attached hereto as Exhibit B executed by the Broker/Dealer in favor of each Lender;

(c) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Broker/Dealer as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which the Broker/Dealer is a party or is to be a party;

(d) a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Weil, Gotshal & Manges LLP, New York counsel and/or in-house counsel to the Broker/Dealer covering such other matters relating to the Broker/Dealer, this Amendment or the transactions contemplated hereby as the Administrative Agent shall reasonably request; and

(e) executed counterparts from Trinity and Parent to an amendment to that certain Guaranty Agreement, dated as of March 3, 2014, among Parent, Trinity, certain other subsidiaries of the Parent party thereto as guarantors and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

4. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Broker/Dealer hereby represents and warrants to the Lenders and the Administrative Agent:

(a) The execution, delivery and performance by the Broker/Dealer of this Amendment is within the Broker/Dealer’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder action;

(b) The execution, delivery and performance by the Broker/Dealer of this Amendment (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any requirement of Laws applicable to Broker/Dealer or any judgment, order or ruling of any Governmental Authority and (iii) will not give rise to a right thereunder to require any payment to be made by the Broker/Dealer;

(d) This Amendment has been duly executed and delivered for the benefit of or on behalf of the Broker/Dealer and constitutes a legal, valid and binding obligation of the Broker/Dealer, enforceable against the Broker/Dealer in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(e) After giving effect to this Amendment, all representations and warranties of the Broker/Dealer set forth in the Credit Agreement are true and correct in all material respects (or if such representation or warranty is itself modified by materiality or Material Adverse Effect, it shall be true and correct in all respects) on the date hereof (or if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and no Event of Default, Event of Acceleration or Funding Blockage Event has occurred and is continuing as of the date hereof.

5. Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Broker/Dealer to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

6. Governing Law. This Amendment shall be made under, and shall be governed by, the laws of the State of New York in all respects.

7. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

8. Costs and Expenses. The Broker/Dealer agrees to pay all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto, in each case, in accordance with the terms of the Credit Agreement.

9. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

10. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

11. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BROKER/DEALER:

WILLIS SECURITIES, INC.

By:	/s/ Antonio Ursano, Jr.
	Name:	Antonio Ursano, Jr.
	Title:	Director, President and Chief Executive Officer

[SIGNATURE PAGE TO SECOND AMENDMENT]

LENDERS:

SUNTRUST BANK, individually and as Administrative Agent

By:	/s/ Paula Mueller
	Name:	Paula Mueller
	Title:	Director

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Debra Basler
	Name:	Debra Basler
	Title:	Managing Director

LLOYDS BANK PLC, as a Lender

By:	/s/ Stephen Giacolone
	Name:	Stephen Giacolone G011
	Title:	Assistant Vice President

By:	/s/ Daven Popat
	Name:	Daven Popat P033
	Title:	Senior Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Glenn Schuermann
	Name:	Glenn Schuermann
	Title:	Director

BARCLAYS BANK PLC, as a Lender

By:	/s/ Samuel Coward
	Name:	Samuel Coward
	Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT]

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/s/ David Barclay-Watt
	Name:	David Barclay-Watt
	Title:	Senior Director

SCOTIABANK (IRELAND) LIMITED, as a Lender

By:	/s/ David Muldoon
	Name:	David Muldoon
	Title:	Managing Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Derek Miller
	Name:	Derek Miller
	Title:	Assistant Vice President

WELLS FARGO BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michelle S. Dagenhart
	Name:	Michelle S. Dagenhart
	Title:	Director

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:	/s/ Ramal L. Moreland
	Name:	Ramal L. Moreland
	Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT]

EXHIBIT A

EXHIBIT C

[FORM OF BORROWING REQUEST]

BORROWING REQUEST

Date:             ,

To:	SunTrust Bank,
as Administrative Agent
3333 Peachtree Road
Atlanta, GA 30326
Attention: Paula Mueller
Facsimile: 404-439-7390
Telephone: 404-439-9611
Email: Paula.Mueller@suntrust.com

cc:	SunTrust Bank
Agency Services
303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: Doug Weltz
Facsimile: (404) 495-2170
Telephone: (404) 813-5156
Email: Agency.Services@SunTrust.com

Ladies and Gentlemen:

Reference is made to that certain Revolving Note and Cash Subordination Agreement, dated as of March 3, 2014, as amended by that certain First Amendment to Revolving Note and Cash Subordination Agreement, dated as of April 28, 2014, and that certain Second Amendment to Revolving Note and Cash Subordination Agreement, dated as of February 27, 2015 (as the same may be further amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Agreement”; the terms defined therein being used herein as therein defined), among Willis Securities, Inc., a Delaware corporation, (the “Broker/Dealer”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and SunTrust Bank, as Administrative Agent.

The Broker/Dealer hereby requests a:

1.	Select one:

☐ Advance, to be made in:

☐ Dollars

☐ Euro

☐ Yen

☐ [Specify the Agreed Other Currency]

A-1

☐ Conversion or continuation of Advance

[2.	Select One:

☐ If such Advance is a Eurocurrency Rate Advance, such Advance shall continue to be a Eurocurrency Rate Advance having an Interest Period of [    ] [month[s]][week[s]].

☐ If such Advance is a Eurocurrency Rate Advance, such Advance shall be converted to a Base Rate Advance.

☐ If such Advance is a Base Rate Advance, such Advance shall be converted to a Eurocurrency Rate Advance having an Interest Period of [    ][month[s]][week[s]].]1

[2][3]. In the aggregate amount of $        .

3.	Which will be a [Base Rate] [Eurodollar Rate] Advance.

[4.	With an Interest Period of [month[s]][week[s]].][2]

[4][5]. On             , 201   (a Business Day).

6.	The Broker/Dealer’s account to which funds are to be disbursed is:

Account Number:
Location:

This Borrowing Request and the Advance requested herein comply with Sections 2 and 14 of Rider A to the Agreement.

WILLIS SECURITIES, INC.	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

By:	By:
Name:	Name:
Title:	Title:

[1]	To be included if “Conversion or Continuation of Advance” is selected.
[2]	Insert if a borrowing of a Eurocurrency Rate Advance.

A-2

EXHIBIT B

FINRA Form REV - 33R

EXHIBIT A

[AMENDED AND RESTATED] REVOLVING NOTE

For value received, WILLIS SECURITIES, INC. (“Broker/Dealer”)

hereby promises to pay to                     (the “Lender”)

on the 28th day of April, 2017 (“Scheduled Maturity Date”), the principal sum of the aggregate unpaid principal amount of all Advances made by the Lender to the Broker/Dealer under the terms of a Revolving Note And Cash Subordination Agreement between the Broker/Dealer and certain lenders from time to time parties thereto (collectively, the “Lenders”), SunTrust Bank (the “Administrative Agent”), as Administrative Agent, BMO Harris Bank N.A., as Syndication Agent and Lloyds Bank plc, as Documentation Agent, dated the 3rd day of March, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), as shown on the attached schedule. Such sum shall not exceed the Dollar Equivalent of $        .

The Broker/Dealer also promises to pay interest on the unpaid principal amount of each Advance hereunder from the date of each such Advance until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum established as set forth in Rider A of the Agreement, said interest to be payable on each Interest Payment Date as set forth in Rider A of the Agreement.

This Revolving Note is subject in all respects to the provisions of the Agreement, which are deemed to be incorporated herein and a copy of which may be examined at the principal office of the Broker/Dealer.

All principal and interest payable hereunder shall be due and payable in accordance with the terms of the Agreement. Principal and interest payments shall be in money of the United States, lawful at such times for the satisfaction of public and private debts.

The Broker/Dealer promises to pay costs of collection, including reasonable attorney’s fees, if default is made in the payment of this Revolving Note.

The terms and provisions of this Revolving Note shall be governed by the applicable laws of the State of New York.

[This Revolving Note is an amendment and restatement of that certain Revolving Note dated April 28, 2014, in the original principal amount of $        , executed by the Broker/Dealer in favor of the Lender, and is not a novation.]

(Signature Page Follows)

B-1

IN WITNESS HEREOF the parties hereto have set their hands and seals this      day of             , 2015.

By:

Name:

Title:
(Broker/Dealer)

B-2

FINRA Form REV - 33R

SCHEDULE to EXHIBIT A

SCHEDULE

Advances/Payments and Interest of Account Referred to in the Revolving Note

Commitment Amount $

Date of Advance	Amount Advanced	Currency	Interest Rate	Date of Re- Payment	Principal Amount Re-Paid	Date of Interest Paid	Amount of Interest Paid	Outstanding Amount after Transaction	Signature